certification

J. Grayson Sanders, Principal Executive Officer/President, and Michael Achterberg, Principal Financial Officer/Treasurer of PREDEX (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                            Principal Financial Officer/Treasurer

PREDEX                                                                    PREDEX

/s/ J. Grayson Sanders                                                 /s/ Michael Achterberg

J. Grayson Sanders                                                     Michael Achterberg

Date: 1/6/17                                                                Date: 1/6/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PREDEX and will be retained by PREDEX and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.